SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2003

(June 4, 2003)

IASIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-94521	76-0450619

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

113 Seaboard Lane, Suite A-200
Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

99.1 Summary consolidated financial and other data

Item 9. Regulation FD Disclosure

In connection with a proposed financing to be undertaken by IASIS Healthcare Corporation (the “Company”), the Company provided certain summary consolidated financial and other data to potential financing sources. The Company is furnishing the information herewith.

Certain summary consolidated financial and other data derived from the Company’s unaudited condensed and consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE CORPORATION

Date: June 4, 2003	By:	/s/ W. Carl Whitmer W. Carl Whitmer Chief Financial Officer

3

EXHIBIT INDEX

No.	Exhibit

99.1	Summary consolidated financial and other data